Exhibit 99.1

Starbucks Reports Record Fourth Quarter and Record Fiscal Year 2015 Results
Q4 Comp Sales Increase 8% Globally, 9% in the U.S.; Global Traffic Up 4%
Q4 Revenues Jump 18% to a Record $4.9 Billion; Operating Income Up 13% to a Record $969 Million
Q4 GAAP EPS Rises to a Record $0.43; Non-GAAP EPS Rises 16% to a Record $0.43 Per Share
Company Issues Strong Outlook for Fiscal 2016 and Increases Global Comp Store Sales Targets
Board of Directors Approves a 25% Increase in the Quarterly Dividend to $0.20 Per Share

SEATTLE; October 29, 2015 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal fourth quarter and 52-week fiscal year ended September 27, 2015. Fiscal 2014 and fiscal 2015 GAAP results include items which are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q4 Fiscal 2015 Highlights:

•	Global comparable store sales increased 8%, driven by a 4% increase in traffic

◦	Americas comp sales increased 8%, driven by a 4% increase in traffic

◦	China/Asia Pacific comp sales increased 6%, driven by a 6% increase in traffic

◦	EMEA comp sales increased 5%, driven by a 3% increase in traffic

•	Consolidated net revenues up 18% over Q4 FY14, to $4.9 billion

•	Consolidated GAAP operating income up 13%, to $969.4 million

◦	Non-GAAP operating income up 14% over Q4 FY14 non-GAAP operating income, to $981.3 million

•	Consolidated GAAP operating margin of 19.7% decreased 70 basis points from Q4 FY14

◦	Non-GAAP operating margin of 20.0% decreased 50 basis points from Q4 FY14 non-GAAP operating margin

•	GAAP EPS of $0.43 up 10% over Q4 FY14 GAAP EPS

◦	Non-GAAP EPS of $0.43 up 16% over Q4 FY14 non-GAAP EPS

•	Starbucks Mobile Order & Pay expanded to U.S. company-operated stores nationwide; became available on Android devices through the Starbucks® mobile app

•	Opened 524 net new stores globally in the quarter, including the first Starbucks stores in Panama and in Azerbaijan

Fiscal Year 2015 Highlights:

•	Global comparable store sales increased 7%, driven by a 3% increase in traffic

◦	Americas comp sales increased 7%, driven by a 3% increase in traffic

◦	China/Asia Pacific comp sales increased 9%, driven by an 8% increase in traffic

◦	EMEA comp sales increased 4%, driven by a 2% increase in traffic

•	Consolidated net revenues up 17% over FY14, to a record $19.2 billion

•	Consolidated GAAP operating income up 17% over FY14, to $3.6 billion

◦	Non-GAAP operating income up 19% over FY14 non-GAAP operating income, to $3.7 billion

•	Consolidated GAAP operating margin increased 10 basis points over FY14, to 18.8%

◦	Non-GAAP operating margin increased 50 basis points over FY14 non-GAAP operating margin, to 19.1%

•	GAAP EPS of $1.82 increased 35% over FY14 GAAP EPS

◦	Non-GAAP EPS of $1.58 increased 19% over FY14 non-GAAP EPS

•	Company served over 60 million more customer occasions from its U.S. comp store base, and over 72 million more customer occasions from its global comp store base in fiscal 2015 over the prior year

•	Starbucks opened 1,677 net new stores in fiscal 2015, ending the year with 23,043 stores in 68 countries

“Starbucks record Q4 financial results, highlighted by stunning comp store sales increases of 8% globally, 9% in the U.S. driven by a 4% increase in global traffic, demonstrate the strength and relevance of the Starbucks brand around the world,” said Howard Schultz, Starbucks chairman and ceo. “And our results underscore the success of the

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investments we continue to make in our people and business, in new beverage and food innovation and in groundbreaking technology innovation that is deepening our connection to customers everywhere,” Schultz added.

“Starbucks performance in Q4 reflected a continuation of the pattern of accelerating momentum we saw with each successive quarter of fiscal 2015,” said Scott Maw, Starbucks cfo. “And our Q4 results are particularly gratifying in that they were achieved despite the increase, and acceleration, of the significant partner and digital investments we are making to drive sustained, profitable growth around the world and into the future,” Maw added.

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Fourth Quarter Fiscal 2015 Summary

	Quarter Ended Sep 27, 2015
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	8%	4%	4%
Americas	8%	4%	5%
CAP	6%	6%	0%
EMEA	5%	3%	3%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Sep 27, 2015	Sep 28, 2014	Change
Net New Stores	524	503	21
Revenues	$4,914.8	$4,180.8	18%
Operating Income	$969.4	$854.9	13%
Operating Margin	19.7%	20.4%	(70) bps
EPS	$0.43	$0.39	10%

Consolidated net revenues were $4.9 billion in Q4 FY15, an increase of 18% over Q4 FY14. The increase was primarily driven by incremental revenues from the acquisition of Starbucks Japan, an 8% increase in global comparable store sales and the opening of 1,606 net new stores over the past 12 months.

Consolidated operating income grew 13% to $969.4 million in Q4 FY15, up from $854.9 million in Q4 FY14. Consolidated operating margin decreased 70 basis points to 19.7% primarily driven by investments in our store partners (employees) in the Americas segment and the impact of our ownership change in Starbucks Japan, and was partially offset by sales leverage.
Q4 Americas Segment Results

	Quarter Ended
($ in millions)	Sep 27, 2015	Sep 28, 2014	Change
Net New Stores	233	279	(46)
Revenues	$3,383.8	$3,041.1	11%
Operating Income	$840.6	$743.0	13%
Operating Margin	24.8%	24.4%	40 bps

Net revenues for the Americas segment were $3.4 billion in Q4 FY15, an increase of 11% over Q4 FY14. The increase was driven by 8% growth in comparable store sales and incremental revenues from 612 net new store openings over the past 12 months.

Operating income of $840.6 million in Q4 FY15 grew 13% versus $743.0 million in Q4 FY14. Operating margin of 24.8% expanded 40 basis points due to sales leverage and was partially offset by investments in our store partners (employees).

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Q4 China/Asia Pacific Segment Results

	Quarter Ended
($ in millions)	Sep 27, 2015	Sep 28, 2014	Change
Net New Stores	223	199	24
Revenues	$652.2	$309.9	110%
Operating Income	$129.8	$103.8	25%
Operating Margin	19.9%	33.5%	(1,360) bps

Net revenues for the China/Asia Pacific segment grew 110% over Q4 FY14 to $652.2 million in Q4 FY15. The increase was primarily driven by incremental revenues from the acquisition of Starbucks Japan. Also contributing were incremental revenues from 767 net new store openings over the past 12 months and a 6% increase in comparable store sales.

Operating income grew 25% over Q4 FY14 to $129.8 million in Q4 FY15. Operating margin declined 1,360 basis points to 19.9% due to the impact of our ownership change in Starbucks Japan, which drove a 1,550 basis point decline. The remaining 190 basis point expansion was primarily driven by operational savings.

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Q4 EMEA Segment Results

	Quarter Ended
($ in millions)	Sep 27, 2015	Sep 28, 2014	Change
Net New Stores	71	38	33
Revenues	$308.3	$321.8	(4)%
Operating Income	$53.1	$38.8	37%
Operating Margin	17.2%	12.1%	510 bps

Net revenues for the EMEA segment were $308.3 million in Q4 FY15, a 4% decrease versus Q4 FY14. The decrease was primarily driven by unfavorable foreign currency translation. Partially offsetting the decrease were incremental revenues from the opening of 238 net new licensed stores over the past 12 months and a 5% increase in comparable store sales.

Operating income increased 37% to $53.1 million in Q4 FY15, up from $38.8 million in Q4 FY14. Operating margin expanded 510 basis points to 17.2%, primarily due to sales leverage driven by the ongoing shift in the portfolio towards more licensed stores, and the gains on sales of primarily store assets to licensees in the region.
Q4 Channel Development Segment Results

	Quarter Ended
($ in millions)	Sep 27, 2015	Sep 28, 2014	Change
Revenues	$456.7	$399.1	14%
Operating Income	$197.3	$171.5	15%
Operating Margin	43.2%	43.0%	20 bps

Net revenues for the Channel Development segment grew 14% over Q4 FY14 to $456.7 million in Q4 FY15, primarily driven by increased sales of packaged coffee and premium single-serve products.

Operating income of $197.3 million in Q4 FY15 increased 15% compared to Q4 FY14. Operating margin increased 20 basis points to 43.2%, primarily driven by increased income from our North American Coffee Partnership and leverage on cost of sales. The increase was partially offset by higher coffee costs and increased marketing spend.
Q4 All Other Segments Results

	Quarter Ended
($ in millions)	Sep 27, 2015	Sep 28, 2014	Change
Net New Stores	(3)	(13)	10
Revenues	$113.8	$108.9	4%
Operating Loss	$(17.7)	$(13.8)	28%

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Year to Date Financial Results

	Year Ended Sep 27, 2015
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	7%	3%	4%
Americas	7%	3%	4%
CAP	9%	8%	1%
EMEA	4%	2%	1%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Year Ended
($ in millions, except per share amounts)	Sep 27, 2015	Sep 28, 2014	Change
Net New Stores (1)	1,677	1,599	78
Revenues	$19,162.7	$16,447.8	17%
Operating Income	$3,601.0	$3,081.1	17%
Operating Margin	18.8%	18.7%	10 bps
EPS	$1.82	$1.35	35%
(1) Net new stores include the closure of 132 Target Canada licensed stores in the second quarter of fiscal 2015.

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Fiscal 2016 Targets
Starbucks fiscal year 2016 will include an extra week in the fourth quarter, as fiscal 2016 is a 53-week year for the company.

The company provides the following FY16 targets, which are based on actual FY15 non-GAAP results as presented in this press release and projected FY16 non-GAAP results where noted. Projected FY16 non-GAAP adjustments relate to the acquisition of Starbucks Japan; please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

•	Approximately 1,800 net new store openings in the fiscal year:

◦	Americas: approximately 700, half licensed

◦	China/Asia Pacific: approximately 900, two-thirds licensed

◦	EMEA: approximately 200, primarily licensed

•	Full year consolidated revenue growth of 10%+ on a 52 week basis, the 53rd week expected to add approximately 2%

•	Global comparable store sales growth somewhat above mid-single digits

•	FY16 operating margin is expected to increase slightly versus prior year:

◦	Americas: expect moderate improvement over prior year

◦	China/Asia Pacific: expected to be flat to down slightly versus prior year

◦	EMEA: expected to approach 15%

◦	Channel Development: expect moderate improvement versus prior year

•	Expecting a consolidated tax rate between 34% and 35%

•	Full Year FY16 Earnings Per Share, including the 53rd week in Q4 FY16:

◦	GAAP EPS in the range of $1.84 to $1.86

◦	Non-GAAP EPS in the range of $1.87 to $1.89

•	Q1 FY16 Earnings Per Share:

◦	GAAP EPS in the range of $0.43 to $0.44

◦	Non-GAAP EPS in the range of $0.44 to $0.45

•	Capital expenditures of approximately $1.4 billion

Company Updates

•
On October 6, Starbucks announced that Gerri Martin-Flickinger, former Adobe senior executive, had been appointed as chief technology officer effective November 2. Martin-Flickinger will lead the global IT function and play a key role in shaping the technology agenda across the Starbucks business.

•
In its EMEA region, the company announced the following: two new strategic licensing partnerships in Europe; in the first, Starbucks will partner with REWE, a leading premium German retailer, to open Starbucks stores within REWE-operated hyper and supermarkets in prime city locations across Germany beginning in 2016. In the second, Starbucks will partner with Monoprix to open Starbucks stores within Monoprix stores in France with the first store expected to open before the end of 2015. In addition, the company opened its first Starbucks store in Azerbaijan, in collaboration with long-time strategic partner Alshaya.

•
Starbucks made the following announcements with respect to its Latin America region: the company opened its first Starbucks store in Panama in August, in partnership with Premium Restaurants of America (PRA), its long-term strategic licensing partner in Central America. Also in August, the company announced that Baristas Del Caribe has acquired exclusive rights to operate Starbucks® stores in Puerto Rico. Starbucks opened its first store in San Juan, Puerto Rico in 2002 and today has 19 stores across the island. In October Starbucks opened its 500th store in Mexico, its largest market in Latin America, with long-term strategic partner Alsea.

•
Building on its 15-year strategic licensing partnership with Hong Kong Maxim’s Group, Starbucks announced plans to open its first location in Cambodia by the end of 2015, representing the company’s 16th market in the fast-growing China/Asia Pacific (CAP) region.

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•
In October, Starbucks launched its first Green Apron Delivery service in the Empire State Building in New York City. The pilot project, designed for a dense urban environment, will allow Empire State Building tenants to order from a select menu of food and beverages via a dedicated website. Beverages will then be handcrafted by Starbucks baristas in a designated kitchen within the building and delivered to a designated drop off location.

•
Starbucks Mobile Order & Pay became available on iOS and Android devices in U.S. company-operated stores nationwide on September 22. Following the successful phased launch in the U.S., the company began the international phase of its rollout in approximately 150 London locations in the UK and in approximately 300 Toronto area locations in Canada.

•
The company has selected Chase Commerce Solutions, the global payment processing and merchant acquiring division of JPMorgan Chase & Co., to transition processing of all non-mobile payments and U.S. retail card payment transactions in company-operated stores in addition to partnering on the rollout of chip-enabled payment terminals. Implementation of both services will begin immediately, with complete transition expected by Spring 2016.

•
In September, Moody's Investors Service upgraded Starbucks senior unsecured ratings to A2 from A3, short-term commercial paper rating to Prime-1 from Prime-2, and senior unsecured shelf to (P)A2 from (P)A3.

•	The company repurchased 29 million shares of common stock in fiscal 2015; nearly 53 million shares remain available for purchase under current authorizations.

•	The Board of Directors declared a cash dividend of $0.20 per share, an increase of 25%, payable on November 27, 2015 to shareholders of record as of November 12, 2015.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman and ceo; Kevin Johnson, president and coo; and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Thursday, November 26, 2015.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at news.starbucks.com or www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, momentum, health and potential of our business, operations and brand, our innovation, growth and growth opportunities and related investments, shareholder value, earnings per share, revenues, operating margins, profitability, capital expenditures, tax rate, anticipated costs related to the acquisition of Starbucks Japan, comparable store sales and net new stores. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of material breaches of our information technology systems if any were to occur, costs associated with, and the successful execution of, the company’s initiatives and plans, including the acquisition of Starbucks Japan, the acceptance of the company’s products by our customers, the impact of competition, coffee, dairy and other raw material prices and availability, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 28, 2014.  The company assumes no obligation to update any of these forward-looking statements.

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Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande	Alisha Damodaran
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Sep 27, 2015	Sep 28, 2014	% Change	Sep 27, 2015	Sep 28, 2014

				As a % of total net revenues
Net revenues:
Company-operated stores	$3,886.6	$3,275.7	18.6%	79.1%	78.4%
Licensed stores	481.4	422.6	13.9	9.8	10.1
CPG, foodservice and other	546.8	482.5	13.3	11.1	11.5
Total net revenues	4,914.8	4,180.8	17.6	100.0	100.0
Cost of sales including occupancy costs	1,982.6	1,723.2	15.1	40.3	41.2
Store operating expenses	1,378.6	1,152.1	19.7	28.0	27.6
Other operating expenses	127.9	111.0	15.2	2.6	2.7
Depreciation and amortization expenses	234.3	185.4	26.4	4.8	4.4
General and administrative expenses	303.9	238.6	27.4	6.2	5.7
Total operating expenses	4,027.3	3,410.3	18.1	81.9	81.6
Income from equity investees	81.9	84.4	(3.0)	1.7	2.0
Operating income	969.4	854.9	13.4	19.7	20.4
Loss on extinguishment of debt	(61.1)	—	nm	(1.2)	—
Interest income and other, net	6.4	85.7	(92.5)	0.1	2.0
Interest expense	(18.2)	(16.4)	11.0	(0.4)	(0.4)
Earnings before income taxes	896.5	924.2	(3.0)	18.2	22.1
Income taxes	244.0	336.6	(27.5)	5.0	8.1
Net earnings including noncontrolling interests	652.5	587.6	11.0	13.3	14.1
Net earnings/(loss) attributable to noncontrolling interests	—	(0.3)	(100.0)	—	—
Net earnings attributable to Starbucks	$652.5	$587.9	11.0	13.3%	14.1%

Net earnings per common share - diluted	$0.43	$0.39	10.3%
Weighted avg. shares outstanding - diluted	1,504.5	1,521.6

Cash dividends declared per share	$0.20	$0.16

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				35.5%	35.2%
Effective tax rate including noncontrolling interests				27.2%	36.4%

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	Year Ended			Year Ended
	Sep 27, 2015	Sep 28, 2014	% Change	Sep 27, 2015	Sep 28, 2014

				As a % of total net revenues
Net revenues:
Company-operated stores	$15,197.3	$12,977.9	17.1%	79.3%	78.9%
Licensed stores	1,861.9	1,588.6	17.2	9.7	9.7
CPG, foodservice and other	2,103.5	1,881.3	11.8	11.0	11.4
Total net revenues	19,162.7	16,447.8	16.5	100.0	100.0
Cost of sales including occupancy costs	7,787.5	6,858.8	13.5	40.6	41.7
Store operating expenses	5,411.1	4,638.2	16.7	28.2	28.2
Other operating expenses	522.4	457.3	14.2	2.7	2.8
Depreciation and amortization expenses	893.9	709.6	26.0	4.7	4.3
General and administrative expenses	1,196.7	991.3	20.7	6.2	6.0
Litigation credit	—	(20.2)	(100.0)	—	(0.1)
Total operating expenses	15,811.6	13,635.0	16.0	82.5	82.9
Income from equity investees	249.9	268.3	(6.9)	1.3	1.6
Operating income	3,601.0	3,081.1	16.9	18.8	18.7
Gain resulting from acquisition of joint venture	390.6	—	nm	2.0	—
Loss on extinguishment of debt	(61.1)	—	nm	(0.3)	—
Interest income and other, net	43.0	142.7	(69.9)	0.2	0.9
Interest expense	(70.5)	(64.1)	10.0	(0.4)	(0.4)
Earnings before income taxes	3,903.0	3,159.7	23.5	20.4	19.2
Income taxes	1,143.7	1,092.0	4.7	6.0	6.6
Net earnings including noncontrolling interests	2,759.3	2,067.7	33.4	14.4	12.6
Net earnings/(loss) attributable to noncontrolling interests	1.9	(0.4)	nm	—	—
Net earnings attributable to Starbucks	$2,757.4	$2,068.1	33.3%	14.4%	12.6%

Net earnings per common share - diluted	$1.82	$1.35	34.8%
Weighted avg. shares outstanding - diluted	1,513.4	1,526.3

Cash dividends declared per share	$0.68	$0.55

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				35.6%	35.7%
Effective tax rate including noncontrolling interests				29.3%	34.6%

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Segment Results (in millions)

Americas

	Sep 27, 2015	Sep 28, 2014	% Change	Sep 27, 2015	Sep 28, 2014

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$3,035.0	$2,746.0	10.5%	89.7%	90.3%
Licensed stores	341.4	287.3	18.8	10.1	9.4
Foodservice and other	7.4	7.8	(5.1)	0.2	0.3
Total net revenues	3,383.8	3,041.1	11.3	100.0	100.0
Cost of sales including occupancy costs	1,220.6	1,133.1	7.7	36.1	37.3
Store operating expenses	1,111.8	980.9	13.3	32.9	32.3
Other operating expenses	29.4	25.2	16.7	0.9	0.8
Depreciation and amortization expenses	135.8	122.9	10.5	4.0	4.0
General and administrative expenses	45.6	36.0	26.7	1.3	1.2
Total operating expenses	2,543.2	2,298.1	10.7	75.2	75.6
Operating income	$840.6	$743.0	13.1%	24.8%	24.4%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.6%	35.7%

Year Ended
Net revenues:
Company-operated stores	$11,925.6	$10,866.5	9.7%	89.7%	90.7%
Licensed stores	1,334.4	1,074.9	24.1	10.0	9.0
Foodservice and other	33.4	39.1	(14.6)	0.3	0.3
Total net revenues	13,293.4	11,980.5	11.0	100.0	100.0
Cost of sales including occupancy costs	4,845.0	4,487.0	8.0	36.4	37.5
Store operating expenses	4,387.9	3,946.8	11.2	33.0	32.9
Other operating expenses	122.8	100.4	22.3	0.9	0.8
Depreciation and amortization expenses	522.3	469.5	11.2	3.9	3.9
General and administrative expenses	192.1	167.8	14.5	1.4	1.4
Total operating expenses	10,070.1	9,171.5	9.8	75.8	76.6
Operating income	$3,223.3	$2,809.0	14.7%	24.2%	23.4%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.8%	36.3%

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China/Asia Pacific (CAP)

	Sep 27, 2015	Sep 28, 2014	% Change	Sep 27, 2015	Sep 28, 2014

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$584.8	$238.4	145.3%	89.7%	76.9%
Licensed stores	66.7	71.5	(6.7)	10.2	23.1
Foodservice and other	0.7	—	nm	0.1	—
Total net revenues	652.2	309.9	110.5	100.0	100.0
Cost of sales including occupancy costs	286.7	149.5	91.8	44.0	48.2
Store operating expenses	173.8	62.6	177.6	26.6	20.2
Other operating expenses	18.8	13.1	43.5	2.9	4.2
Depreciation and amortization expenses	44.4	12.7	249.6	6.8	4.1
General and administrative expenses	32.4	15.4	110.4	5.0	5.0
Total operating expenses	556.1	253.3	119.5	85.3	81.7
Income from equity investees	33.7	47.2	(28.6)	5.2	15.2
Operating income	$129.8	$103.8	25.0%	19.9%	33.5%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				29.7%	26.3%

Year Ended
Net revenues:
Company-operated stores	$2,127.3	$859.4	147.5%	88.8%	76.1%
Licensed stores	264.4	270.2	(2.1)%	11.0	23.9
Foodservice and other	4.2	—	nm	0.2	—
Total net revenues	2,395.9	1,129.6	112.1	100.0	100.0
Cost of sales including occupancy costs	1,071.5	547.4	95.7	44.7	48.5
Store operating expenses	609.8	221.1	175.8	25.5	19.6
Other operating expenses	62.2	48.0	29.6	2.6	4.2
Depreciation and amortization expenses	150.7	46.1	226.9	6.3	4.1
General and administrative expenses	120.8	58.5	106.5	5.0	5.2
Total operating expenses	2,015.0	921.1	118.8	84.1	81.5
Income from equity investees	119.6	164.0	(27.1)	5.0	14.5
Operating income	$500.5	$372.5	34.4%	20.9%	33.0%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				28.7%	25.7%

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EMEA

	Sep 27, 2015	Sep 28, 2014	% Change	Sep 27, 2015	Sep 28, 2014

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$223.2	$247.4	(9.8)%	72.4%	76.9%
Licensed stores	71.8	62.6	14.7	23.3	19.5
Foodservice	13.3	11.8	12.7	4.3	3.7
Total net revenues	308.3	321.8	(4.2)	100.0	100.0
Cost of sales including occupancy costs	148.1	158.9	(6.8)	48.0	49.4
Store operating expenses	68.3	85.6	(20.2)	22.2	26.6
Other operating expenses	11.8	12.3	(4.1)	3.8	3.8
Depreciation and amortization expenses	13.1	14.9	(12.1)	4.2	4.6
General and administrative expenses	15.0	12.0	25.0	4.9	3.7
Total operating expenses	256.3	283.7	(9.7)	83.1	88.2
Income from equity investees	1.1	0.7	57.1	0.4	0.2
Operating income	$53.1	$38.8	36.9%	17.2%	12.1%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				30.6%	34.6%

Year Ended
Net revenues:
Company-operated stores	$911.2	$1,013.8	(10.1)%	74.9%	78.3%
Licensed stores	257.2	238.4	7.9	21.1	18.4
Foodservice	48.3	42.6	13.4	4.0	3.3
Total net revenues	1,216.7	1,294.8	(6.0)	100.0	100.0
Cost of sales including occupancy costs	582.5	646.8	(9.9)	47.9	50.0
Store operating expenses	308.7	365.8	(15.6)	25.4	28.3
Other operating expenses	51.8	48.2	7.5	4.3	3.7
Depreciation and amortization expenses	52.0	59.4	(12.5)	4.3	4.6
General and administrative expenses	56.6	59.1	(4.2)	4.7	4.6
Total operating expenses	1,051.6	1,179.3	(10.8)	86.4	91.1
Income from equity investees	3.1	3.7	(16.2)	0.3	0.3
Operating income	$168.2	$119.2	41.1%	13.8%	9.2%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				33.9%	36.1%

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Channel Development

	Sep 27, 2015	Sep 28, 2014	% Change	Sep 27, 2015	Sep 28, 2014

Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG	$353.2	$303.6	16.3%	77.3%	76.1%
Foodservice	103.5	95.5	8.4	22.7	23.9
Total net revenues	456.7	399.1	14.4	100.0	100.0
Cost of sales	252.6	214.9	17.5	55.3	53.8
Other operating expenses	49.6	44.2	12.2	10.9	11.1
Depreciation and amortization expenses	0.7	0.6	16.7	0.2	0.2
General and administrative expenses	3.6	4.4	(18.2)	0.8	1.1
Total operating expenses	306.5	264.1	16.1	67.1	66.2
Income from equity investees	47.1	36.5	29.0	10.3	9.1
Operating income	$197.3	$171.5	15.0%	43.2%	43.0%

Year Ended
Net revenues:
CPG	$1,329.0	$1,178.8	12.7%	76.8%	76.2%
Foodservice	401.9	367.2	9.4	23.2	23.8
Total net revenues	1,730.9	1,546.0	12.0	100.0	100.0
Cost of sales	974.8	882.4	10.5	56.3	57.1
Other operating expenses	210.5	187.0	12.6	12.2	12.1
Depreciation and amortization expenses	2.7	1.8	50.0	0.2	0.1
General and administrative expenses	16.2	18.2	(11.0)	0.9	1.2
Total operating expenses	1,204.2	1,089.4	10.5	69.6	70.5
Income from equity investees	127.2	100.6	26.4	7.3	6.5
Operating income	$653.9	$557.2	17.4%	37.8%	36.0%

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All Other Segments

	Sep 27, 2015	Sep 28, 2014	% Change

Quarter Ended
Net revenues:
Company-operated stores	$43.6	$43.9	(0.7)%
Licensed stores	1.5	1.2	25.0
CPG, foodservice and other	68.7	63.8	7.7
Total net revenues	113.8	108.9	4.5
Cost of sales including occupancy costs	74.0	69.9	5.9
Store operating expenses	24.7	23.0	7.4
Other operating expenses	19.3	16.6	16.3
Depreciation and amortization expenses	4.2	3.9	7.7
General and administrative expenses	9.3	9.3	—
Total operating expenses	131.5	122.7	7.2
Operating loss	$(17.7)	$(13.8)	28.3%

Year Ended
Net revenues:
Company-operated stores	$233.2	$238.2	(2.1)%
Licensed stores	5.9	5.1	15.7
CPG, foodservice and other	286.7	253.6	13.1
Total net revenues	525.8	496.9	5.8
Cost of sales including occupancy costs	316.5	287.2	10.2
Store operating expenses	104.7	104.5	0.2
Other operating expenses	76.5	74.6	2.5
Depreciation and amortization expenses	16.3	15.2	7.2
General and administrative expenses	36.6	42.2	(13.3)
Total operating expenses	550.6	523.7	5.1
Operating loss	$(24.8)	$(26.8)	(7.5)%

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STARBUCKS CORPORATION CONSOLIDATED BALANCE SHEETS (in millions, except per share data) (unaudited)

	Sep 27, 2015	Sep 28, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,530.1	$1,708.4
Short-term investments	81.3	135.4
Accounts receivable, net	719.0	631.0
Inventories	1,306.4	1,090.9
Prepaid expenses and other current assets	334.2	285.6
Deferred income taxes, net	381.7	317.4
Total current assets	4,352.7	4,168.7
Long-term investments	312.5	318.4
Equity and cost investments	352.0	514.9
Property, plant and equipment, net	4,088.3	3,519.0
Deferred income taxes, net	828.9	903.3
Other long-term assets	415.9	198.9
Other intangible assets	520.4	273.5
Goodwill	1,575.4	856.2
TOTAL ASSETS	$12,446.1	$10,752.9
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$684.2	$533.7
Accrued liabilities	1,760.7	1,514.4
Insurance reserves	224.8	196.1
Stored value card liability	983.8	794.5
Total current liabilities	3,653.5	3,038.7
Long-term debt	2,347.5	2,048.3
Other long-term liabilities	625.3	392.2
Total liabilities	6,626.3	5,479.2
Shareholders’ equity:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,485.1 and 1,499.1 shares, respectively	1.5	0.7
Additional paid-in capital	41.1	39.4
Retained earnings	5,974.8	5,206.6
Accumulated other comprehensive income/(loss)	(199.4)	25.3
Total shareholders’ equity	5,818.0	5,272.0
Noncontrolling interest	1.8	1.7
Total equity	5,819.8	5,273.7
TOTAL LIABILITIES AND EQUITY	$12,446.1	$10,752.9

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STARBUCKS CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited and in millions)

Fiscal Year Ended	Sep 27, 2015	Sep 28, 2014	Sep 29, 2013
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$2,759.3	$2,067.7	$8.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	933.8	748.4	655.6
Litigation charge	—	—	2,784.1
Deferred income taxes, net	21.2	10.2	(1,045.9)
Income earned from equity method investees	(190.2)	(182.7)	(171.8)
Distributions received from equity method investees	148.2	139.2	115.6
Gain resulting from acquisition/sale of equity in joint ventures and certain retail operations	(394.3)	(70.2)	(80.1)
Loss on extinguishment of debt	61.1	—	—
Stock-based compensation	209.8	183.2	142.3
Excess tax benefit on share-based awards	(132.4)	(114.4)	(258.1)
Other	53.8	36.2	23.0
Cash provided/(used) by changes in operating assets and liabilities:
Accounts receivable	(82.8)	(79.7)	(68.3)
Inventories	(207.9)	14.3	152.5
Accounts payable	137.7	60.4	88.7
Accrued litigation charge	—	(2,763.9)	—
Income taxes payable, net	87.6	309.8	298.4
Accrued liabilities and insurance reserves	124.4	103.9	47.3
Stored value card liability	170.3	140.8	139.9
Prepaid expenses, other current assets and other long-term assets	49.5	4.6	76.3
Net cash provided by operating activities	3,749.1	607.8	2,908.3
INVESTING ACTIVITIES:
Purchases of investments	(567.4)	(1,652.5)	(785.9)
Sales of investments	600.6	1,454.8	60.2
Maturities and calls of investments	18.8	456.1	980.0
Acquisitions, net of cash acquired	(284.3)	—	(610.4)
Additions to property, plant and equipment	(1,303.7)	(1,160.9)	(1,151.2)
Proceeds from sale of equity in joint ventures and certain retail operations	8.9	103.9	108.0
Other	6.8	(19.1)	(11.9)
Net cash used by investing activities	(1,520.3)	(817.7)	(1,411.2)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	848.5	748.5	749.7
Repayments of long-term debt	(610.1)	—	(35.2)
Cash used for purchase of non-controlling interest	(360.8)	—	—
Proceeds from issuance of common stock	191.8	139.7	247.2
Excess tax benefit on share-based awards	132.4	114.4	258.1
Cash dividends paid	(928.6)	(783.1)	(628.9)
Repurchase of common stock	(1,436.1)	(758.6)	(588.1)
Minimum tax withholdings on share-based awards	(75.5)	(77.3)	(121.4)
Other	(18.1)	(6.9)	10.4
Net cash used by financing activities	(2,256.5)	(623.3)	(108.2)
Effect of exchange rate changes on cash and cash equivalents	(150.6)	(34.1)	(1.8)
Net (decrease)/increase in cash and cash equivalents	(178.3)	(867.3)	1,387.1
CASH AND CASH EQUIVALENTS:
Beginning of period	1,708.4	2,575.7	1,188.6
End of period	$1,530.1	$1,708.4	$2,575.7
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$69.5	$56.2	$34.4
Income taxes, net of refunds	$1,072.2	$766.3	$539.1

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Sep 27, 2015	Sep 28, 2014	Change
Revenues	$3,073.0	$2,706.7	14%
Comparable Store Sales Growth(1)	9%	5%
Change in Transactions	4%	1%
Change in Ticket	5%	4%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Store Data:

	Net stores opened (closed) and transferred during the period
	Quarter Ended		Year Ended		Stores open as of
	Sep 27, 2015	Sep 28, 2014	Sep 27, 2015	Sep 28, 2014	Sep 27, 2015	Sep 28, 2014
Americas(1)
Company-operated stores	89	162	276	317	8,671	8,395
Licensed stores	144	117	336	381	6,132	5,796
Total Americas	233	279	612	698	14,803	14,191
China/Asia Pacific (2,3)
Company-operated stores	101	91	1,320	250	2,452	1,132
Licensed stores	122	108	(482)	492	3,010	3,492
Total China/Asia Pacific	223	199	838	742	5,462	4,624
EMEA(4)
Company-operated stores	(47)	(10)	(80)	(9)	737	817
Licensed stores	118	48	302	180	1,625	1,323
Total EMEA	71	38	222	171	2,362	2,140
All Other Segments
Company-operated stores	(3)	(9)	6	12	375	369
Licensed stores	—	(4)	(1)	(24)	41	42
Total All Other Segments	(3)	(13)	5	(12)	416	411

Total Company	524	503	1,677	1,599	23,043	21,366
(1) Americas store data includes the closure of 132 Target Canada licensed stores in the second quarter of fiscal 2015.
(2) China/Asia Pacific store data includes the transfer of 1,009 Japan stores from licensed stores to company-operated as a result of the acquisition of Starbucks Japan in the first quarter of fiscal 2015.
(3) China/Asia Pacific store data has been adjusted for the transfer of certain company-operated stores to licensed stores in the fourth quarter of fiscal 2014.
(4) EMEA store data has been adjusted for the transfer of certain company-operated stores to licensed stores in the second and fourth quarters of fiscal 2014.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides consolidated non-GAAP earnings per share ("non-GAAP EPS") for Q4 and full year fiscal 2014, consolidated non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS for Q4 and full year fiscal 2015, China/Asia Pacific (“CAP”) segment non-GAAP operating income and non-GAAP operating margin for Q4 and full year fiscal 2015, and projected consolidated non-GAAP EPS for Q1 and full year fiscal 2016. These non-GAAP financial measures are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating margin, and non-GAAP EPS are operating income, operating margin, and diluted net earnings per share, respectively. The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance.

The consolidated Q4 and full year fiscal 2014 non-GAAP operating income and non-GAAP operating margin financial measures exclude the costs from transactions in Q4 fiscal 2014, which consist of acquisition costs related to Starbucks Japan and costs related to the sale of our Australia retail operations. The remaining majority of the impact from these and other transactions was included in net interest income and other and therefore the consolidated Q4 and full year fiscal 2014 non-GAAP EPS financial measures exclude the full net benefit from all of the transactions. More specifically, the full net benefit from these transactions consists of a gain on the sale of our Malaysia equity method investment, partially offset by a loss on the sale of our Australia retail operations and transaction costs incurred related to the acquisition of Starbucks Japan. The consolidated full year fiscal 2014 non-GAAP EPS also excludes the benefit recognized from a Kraft related litigation credit in Q1 fiscal 2014. Management excludes these items because they believe the impacts do not reflect expected future gains, credits or expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

The consolidated Q4 and full year fiscal 2015 non-GAAP financial measures exclude certain Starbucks Japan acquisition-related items, specifically amortization expense from acquired intangible assets and transaction and integration costs. The Q4 and full year fiscal 2015 CAP segment non-GAAP financial measures exclude the amortization expense from acquired intangible assets related to the acquisition of Starbucks Japan. In addition to the Starbucks Japan acquisition-related items, the consolidated Q4 and full year fiscal 2015 non-GAAP EPS exclude losses and costs related to the redemption of the company's $550 million of 6.250% 2017 Senior Notes and an incremental tax benefit related to a U.S. manufacturing deduction. Losses and costs related to the redemption are included as debt extinguishment-related items. The consolidated Q1 and full year fiscal 2015 non-GAAP EPS also exclude the gain in Q1 related to the fair value adjustment of Starbucks 39.5% ownership in Starbucks Japan prior to the acquisition. Management excludes the acquisition-related transaction costs described above because they believe these items do not reflect expected future expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance. In addition, management believes it is useful to exclude the integration costs and the amortization of the acquired intangible assets when evaluating performance because they are not representative of our core business operations. Although these items will affect earnings per share beyond fiscal 2015, the majority of these costs will be recognized over a finite period of time. More specifically, integration costs are expected to be concentrated in the first several years post-acquisition. Additionally, the amounts of the acquired intangible assets are specific to the transaction and the related amortization was fixed at the time of acquisition and generally cannot subsequently be changed or influenced by management in a future period. Management excludes the fair value gain, debt extinguishment-related items and the incremental tax benefit because they believe these items do not reflect future gains, losses, costs or tax benefits and do not contribute to a meaningful evaluation of the company’s fiscal 2015 operating performance or comparisons of the company’s fiscal 2015 operating performance to the company’s past operating performance.

The projected consolidated non-GAAP EPS for Q1 and full year fiscal 2016 financial measures exclude certain Starbucks Japan acquisition-related items comprised of projected amortization expense from acquired intangible assets and transaction and integration costs. Management is excluding these items from our projected non-GAAP measures for the same reasons described above.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Quarter Ended
	Sep 27, 2015	Sep 28, 2014	Change
Consolidated
Operating income, as reported (GAAP)	$969.4	$854.9	13.4%
Costs from transactions in Q4 2014(1)	—	2.4
Starbucks Japan acquisition-related items - other(2)	11.9	—
Non-GAAP operating income	$981.3	$857.3	14.5%

Operating margin, as reported (GAAP)	19.7%	20.4%	(70) bps
Costs from transactions in Q4 2014(1)	—	0.1
Starbucks Japan acquisition-related items - other(2)	0.2	—
Non-GAAP operating margin	20.0%	20.5%	(50) bps

Diluted net earnings per share, as reported (GAAP)	$0.43	$0.39	10.3%
Net benefit from transactions in Q4 2014(3)	—	(0.02)
Starbucks Japan acquisition-related items - other(2)	0.01	—
Debt extinguishment-related items(4)	0.03	—
Tax benefit from domestic manufacturing deduction(5)	(0.04)	—
Non-GAAP net earnings per share	$0.43	$0.37	16.2%

China/Asia Pacific (CAP)
Operating income, as reported (GAAP)	$129.8	$103.8	25.0%
Starbucks Japan amortization expense of acquired intangibles	11.0	—
Non-GAAP operating income	$140.8	$103.8	35.6%

Operating margin, as reported (GAAP)	19.9%	33.5%	(1,360) bps
Starbucks Japan amortization expense of acquired intangibles	1.7	—
Non-GAAP operating margin	21.6%	33.5%	(1,190) bps
(1) Includes a portion of the transaction costs incurred in Q4 FY14 related to the acquisition of Starbucks Japan and costs related to the sale of our Australia retail operations in Q4 FY14. The remaining majority of the impact from these transactions is included in net interest income and other.
(2) Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs.
(3) The net benefit from transactions in Q4 FY14 relates primarily to a $0.02 gain on the sale of our Malaysia equity method investment, partially offset by a loss on the sale of our Australia retail operations and transaction costs incurred in Q4 FY14 related to the acquisition of Starbucks Japan.
(4) Represents the loss on extinguishment of debt ($61.1M), which is comprised of the cost of the optional redemption provision, unamortized debt issuance costs, and unamortized discount associated with the $550 million of 6.250% 2017 Senior Notes redeemed in Q4 FY15, as well as the related unamortized interest rate hedge loss ($2.0M), which was recorded in interest expense.
(5) Represents the incremental benefit related to additional domestic manufacturing deductions to be claimed in our U.S. consolidated tax returns for FY10 through FY14 and through Q3 FY15.

	Year Ended
	Sep 27, 2015	Sep 28, 2014	Change
Consolidated
Operating income, as reported (GAAP)	$3,601.0	$3,081.1	16.9%
Litigation credit	—	(20.2)
Costs from transactions in Q4 2014(1)	—	2.4
Starbucks Japan acquisition-related items - other(2)	54.6	—
Non-GAAP operating income	$3,655.6	$3,063.3	19.3%

Operating margin, as reported (GAAP)	18.8%	18.7%	10 bps
Costs from transactions in Q4 2014(1)	—	(0.1)
Starbucks Japan acquisition-related items - other(2)	0.3	—
Non-GAAP operating margin	19.1%	18.6%	50 bps

Diluted net earnings per share, as reported (GAAP)	$1.82	$1.35	34.8%
Litigation credit	—	(0.01)
Net benefit from transactions in Q4 2014(3)	—	(0.02)
Starbucks Japan acquisition-related items - gain(4)	(0.26)	—
Starbucks Japan acquisition-related items - other(2)	0.03	—
Debt extinguishment-related items(5)	0.03	—
Tax benefit from domestic manufacturing deduction(6)	(0.04)	—
Non-GAAP net earnings per share	$1.58	$1.33	18.8%

China/Asia Pacific (CAP)
Operating income, as reported (GAAP)	$500.5	$372.5	34.4%
Starbucks Japan amortization expense of acquired intangibles	41.0	—
Non-GAAP operating income	$541.5	$372.5	45.4%

Operating margin, as reported (GAAP)	20.9%	33.0%	(1,210) bps
Starbucks Japan amortization expense of acquired intangibles	1.7	—
Non-GAAP operating margin	22.6%	33.0%	(1,040) bps
(1) Includes a portion of the transaction costs incurred in Q4 FY14 related to the acquisition of Starbucks Japan and costs related to the sale of our Australia retail operations in Q4 FY14. The remaining majority of the impact from these transactions is included in net interest income and other.
(2) Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs.
(3) The net benefit from transactions in Q4 FY14 relates primarily to a $0.02 gain on the sale of our Malaysia equity method investment, partially offset by a loss on the sale of our Australia retail operations and transaction costs incurred in Q4 FY14 related to the acquisition of Starbucks Japan.
(4) Gain represents the fair value adjustment of Starbucks preexisting 39.5% ownership interest in Starbucks Japan upon acquisition.
(5) Represents the loss on extinguishment of debt ($61.1M), which is comprised of the cost of the optional redemption provision, unamortized debt issuance costs, and unamortized discount associated with the $550 million of 6.250% 2017 Senior Notes redeemed in Q4 FY15, as well as the related unamortized interest rate hedge loss ($2.0M), which was recorded in interest expense.
(6) Represents the incremental benefit related to additional domestic manufacturing deductions to be claimed in our U.S. consolidated tax returns for FY10 through FY14 and through Q3 FY15.

	Quarter Ended
	Dec 27, 2015	Dec 28, 2014
Consolidated	(Projected)	(As Reported)	Change
Diluted net earnings per share (GAAP)	$0.43 - $0.44	$0.65	(34%) - (32%)
Starbucks Japan acquisition-related items - gain(1)	—	(0.26)
Starbucks Japan acquisition-related items - other(2)	0.01	0.01
Non-GAAP net earnings per share	$0.44 - $0.45	$0.40	10% - 13%

	Year Ended
	Oct 2, 2016	Sep 27, 2015
Consolidated	(Projected 53-weeks)	(As Reported 52-weeks)	Change
Diluted net earnings per share (GAAP)	$1.84 - $1.86	$1.82	1% - 2%
Starbucks Japan acquisition-related items - gain(1)	—	(0.26)
Starbucks Japan acquisition-related items - other(2)	0.03	0.03
Debt extinguishment-related items(3)	—	0.03
Tax benefit from domestic manufacturing deduction(4)	—	(0.04)
Non-GAAP net earnings per share	$1.87 - $1.89	$1.58	18% - 20%
(1) Gain represents the fair value adjustment of Starbucks preexisting 39.5% ownership interest in Starbucks Japan upon acquisition.
(2) Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs, such as incremental IT and compensation-related costs associated with the acquisition.
(3) Represents the loss on extinguishment of debt ($61.1M), which is comprised of the cost of the optional redemption provision, unamortized debt issuance costs, and unamortized discount associated with the $550 million of 6.250% 2017 Senior Notes redeemed in Q4 FY15, as well as the related unamortized interest rate hedge loss ($2.0M), which was recorded in interest expense.
(4) Represents the incremental benefit related to additional domestic manufacturing deductions to be claimed in our U.S. consolidated tax returns for FY10 through FY14 and through Q3 FY15.
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